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                              EMPLOYMENT AGREEMENT

        AGREEMENT made as of this lst day of January, 1997 by and between CENTURY COMMUNICATIONS CORP., a corporation organized and subsisting under the laws of New Jersey, and whose address for the purposes of this Agreement is 50 Locust Avenue, New Canaan, CT 06840 (the "Company"), and FRANK TOW, an individual, residing at 25 Llanberris Road, Bala Cynwyd, PA 19004 ("Employee").

                                     W I T N E S S E T H:

        WHEREAS:

               A. The Employee is presently employed by the Company as President of Century Advertising, a division of the Company, in charge of the Company's advertising marketing and sales and is presently a Vice-President of the Company.

               B. The Company desires that it continue to employ the Employee in such capacity or such other capacities as may be permitted by this Agreement, and under all of the terms, provisions and conditions set forth herein.

               C. Employee is willing to accept such continued employment, and such other employment as may be provided for herein, all under the terms, provisions and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged, it is agreed by and between the parties as follows:





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        1.     Representations and Warranties

               1.1 Employee represents and warrants that he is not subject to any restrictive covenants or other agreements or legal restrictions in favor of any person which would in any way preclude, inhibit, impair or limit his employment by the Company or the performance of his duties, all as contemplated herein.

        2.     Employment

               2.1 The Company hereby employs Employee and Employee accepts such employment as President of Century Advertising, a division of the Company, in charge of the Company's advertising, marketing and sales. As such Employee shall supervise and be responsible for the activities of the Company pertaining to advertising, marketing and sales of its products and services including but not limited to preparation and dissemination of advertisng (via print, television and other media, and whether consisting of commercials and other forms of advertising) and marketing and promotional materials and the personnel related thereto, and shall also include preparation of advertising, marketing and promotional materials for third parties, all subject to the direction and control of the chief executive officer, the chief operating officer and/or the Board of Directors of the Company. At the direction of the chief operating officer, chief executive officer and/or Board of Directors of the Company, Employee shall also serve in such other executive and/or administrative capacities with any subsidiaries of the Company ("Subsidiaries" or individually a "Subsidiary", as hereafter defined), as the Board of Directors or the chief operating officer or the chief executive officer of the Company may determine.





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               2.2 Subject to Employee's election as such by the Board of
Directors and/or the Board of Directors of one or more Subsidiaries, Employee agrees to act and serve as an officer of the Company and of all applicable Subsidiaries and, if duly elected, agrees further to serve and act as a director of the Company and all applicable Subsidiaries. Employee also agrees to adhere to all fiduciary duties and responsibilities inherent in (i) his office(s), (ii) as an officer of any of the Subsidiaries to which he may be elected and (iii) if elected, as a director of the Company and of any Subsidiaries, and to comply with all applicable laws relating to same.

        3.     Place of Employment

               3.1 Employee shall render his services where and as required by the Company, it being understood and agreed, however, that Employee's base of operations shall be the Greater Philadelphia, PA area and that Employee shall not be required to render his services on a permanent basis outside of said area. In conformance with the foregoing and not in limitation thereof, Employee agrees to take such trips outside said area from time to time as shall be consistent with or reasonably necessary in connection with his duties.

        4.     Term

               4.1 The term of this Agreement (the "Term") shall be three consecutive years commencing January 1, 1997 and expiring on December 31, 1999.

               4.2 In the event this Employment Agreement has not then been terminated, the parties hereto agree that within the last six months of the Term, they shall meet to negotiate the terms and provisions relating to a renewal or extension of this Agreement, it being understood and agreed that nothing herein shall obligate either of the parties to come to agreement with respect to any such renewal or extension.





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        5.     Compensation

               5.1 Subject to prior termination, as compensation for all services rendered and to be rendered by Employee hereunder and the fulfillment by Employee of all of his obligations herein, the Company shall pay Employee a base salary (the "Base Salary") at the rate of $162,500 per year for each year of the Term on such days as the Company normally pays its employees and subject to such withholdings as may be required by law. The Base Salary for each of the second and third years of the Term (an "Applicable Year"), as the case may be, shall be increased by the percentage increase in the Consumer Price Index prepared by the United States Labor Department for the United States as a whole, or equivalent measure of increase in the cost of living if such Consumer Price Index is not then being issued (hereafter sometimes referred to as the "Consumer Price Index"), for the last calendar month in the year immediately preceding such Applicable Year (the "Preceding Year") over and above such Consumer Price Index for the corresponding month of the year immediately preceding the "Preceding Years". Additionally, the Company may (but shall not be required to) adjust upward the Base Salary based on the performance of Century Advertising.

               5.2 Nothing herein shall prevent or preclude the Board of Directors of the Company or the applicable committee of the Board of Directors, in its sole discretion, and from time to time, from awarding a bonus or bonuses to Employee for his services as an Employee and/or from awarding or granting Employee (i) options to acquire shares of stock in the Company or (ii) shares of stock in the Company or (iii) any other incentive or stock related awards in addition to Base Salary. In exercising its discretion with respect to whether a bonus should be awarded and the amount thereof, the Board or the applicable Committee may consider among other factors, the contribution of Employee (i) to the growth in revenues, cash flow and





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subscribers of the Company and those subsidiaries to or for which Employee renders service, (ii) in connection with acquisitions, offering of securities and various financings, and (iii) to the operations of the Company and its various subsidiaries.

        6.     Reimbursement for Business Expenses Fringe Benefits

               6.1 The Company agrees that all reasonable expenses incurred by Employee in the discharge and fulfillment of his duties for the Company, as set forth in Section 2, will be reimbursed or paid by the Company upon written substantiation therefor signed by Employee, itemizing said expenses and containing all applicable vouchers. Without limitation of the foregoing the Company shall provide Employee with an automobile for use by Employee in the performance of his duties, as well as the maintenance thereof. The automobile shall be of the type presently being provided to Employee by the Company and shall be no more than three years old.

               6.2 The Company agrees that it will cause Employee to be insured under such group life, medical, major medical and disability insurance that the Company may maintain and keep in force from time to time during the Term for the benefit of all of the Company employees, subject to the terms, provisions and conditions of such insurance and the agreements with underwriters relating to same. It is understood and agreed that in its discretion the Company, from time to time may terminate or modify any or all of such insurance without obligation or liability to Employee.

        7.     Exclusivity

               7.1 During the Term, employee agrees to devote his services and his best energies and abilities, exclusively, to the business and activities of the Company, including any





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Subsidiaries, and not engage or have an interest in or perform services for any other business or entity of any kind or nature; provided, however, that nothing herein shall prevent Employee from investing in (but not rendering services to) other businesses (other than for charitable organizations, provided same does not interfere with Employee's performance of his duties hereunder) which are not competitive in any manner with the business then being conducted by the Company or any of its Subsidiaries, or in investing in (but not rendering services to) other businesses which are competitive in any manner with the business then being constructed by the Company, provided in the latter instance, that (i) the shares of such business are listed and traded over either a national securities exchange or in the over-the-counter market, and (ii) employee's stock interest or potential stock interest (based on grants, options, warrants, or other arrangements or agreements then in existence) in any such business which is so traded (together with any and all interest, actual and potential, of all members of Employee's immediate family) is not a controlling or substantial interest and specifically does not exceed one percent of the issued and outstanding shares or a one percentage interest of or in such business.

        8.     Uniqueness

               8.1 Employee agrees that his services hereunder are special, unique and extraordinary and that in the event of any material breach or attempted material breach of this Agreement by Employee including, without limitation, the provisions of Section 9 and 10, the Company will sustain substantial injury and damage, and Employee hereby consents and agrees that, in the event of breach hereof, the Company shall be entitled to injunctive relief against Employee or any third party to prevent or in respect of any such breach, in addition to such other rights or remedies available to it. Employee's said consent and agreement shall not survive the





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expiration date set forth in Section 4.1 (December 31, 1999) except as same relates to any of Employee's obligations pursuant to Section 9.1 and 10.1 hereof.

        9.     Trade Secrets

               9.1 Employee acknowledges that his employment hereunder will necessarily involve his understanding of and access to certain trade secrets and confidential information pertaining to the businesses and activities of the Company and its Subsidiaries. Accordingly, Employee agrees that during the period of employment and at all times thereafter, he will not disclose to any unauthorized third party any such trade secrets or confidential information and will not (other than in connection with carrying out his duties) for any reason remove or retain without the express consent of the Company any figures or calculations, letters, papers, records, or other information of a type likely to be regarded as confidential. The provisions of this Section shall survive the expiration or the termination, for any reason, of this Agreement or the Employee's employment.

        10.    Inventions, Creations

               10.1 All right, title and interest of every kind and nature whatsoever in and to inventions, patents, trademarks, copyrights, films, scripts, ideas, creations, intellectual property and literary, intellectual and other properties furnished to the Company or any of its Subsidiaries and/or used in connection with any of the activities of the Company or any of its Subsidiaries, or with which employee is connected or associated in connection with the performance of his services, shall as between the parties hereto be, become and remain the sole and exclusive property of the Company or any of its Subsidiaries, as the case may be, for any and all purposes and uses whatsoever, regardless of whether the same were invented, created, written, developed, furnished, produced or disclosed by Employee or by any other party, and Employee shall have no





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right, title or interest of any kind or nature therein or thereto, or in any results and proceeds therefrom. Employee agrees that both during and after the term hereof to execute any and all documents which the Company may deem necessary on appropriate to effectuate the provisions of this Section 10.1 and, further, that the provisions of this Section shall survive the expiration or the termination, for any reason, of this Agreement or Employee's employment.

        11.    Death - Permanent Incapacity

               11.1 The death of Employee shall work an immediate termination of this Agreement, in which event no additional Base Salary shall be paid to Employee except that the payments of Base Salary, to which Employee would have been entitled to receive were he not deceased and were he fully performing his obligations hereunder, shall continue to be paid to his estate or legal representatives during the balance of the Term.

               11.2 In the event Employee suffers a disability which prevents him from performing his services hereunder (herein called "Disability"), and in the event such Disability continues for longer than 90 consecutive days or 120 days in any 12-month period, Employee shall be deemed to have suffered a Permanent Incapacity, in which event the Company shall have the right to terminate this Agreement upon not less than fifteen days' notice to Employee, and this Agreement shall terminate on the date set forth therefor in said notice.

        Upon termination of this Agreement by reason of such Permanent Incapacity, Employee's Base Salary shall continue to be paid to Employee or his legal representatives during the greater of (i) the balance of the Term, and
(ii) a period of not less than 12 months.

               11.3 In the event there is a dispute between the parties as to whether or not Employee has suffered a Permanent Incapacity, same shall be determined by an impartial physician located in the City of New York and agreed upon by the parties or, failing agreement





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within 10 days of a written request therefor by either of the parties to the other, then such a physician as may be designated by the then acting President of the New York Academy of Medicine or if he fails or is unable to designate such impartial physician, then one designated by the Chief of Medicine at one of the following hospitals or medical centers located in New York City and selected by the Company: (i) New York Hospital, (ii) Columbia Presbyterian Hospital, (ii) New York University (or Tisch) Hospital, (iv) Mt. Sinai Hospital, and if no such hospital shall designate such physician, as designated by the American Arbitration Association. The determination of any such physician shall be final and binding upon the parties hereto. In the event any of said hospitals is merged or consolidated with or into, or is acquired by another of said hospitals, the surviving hospital in such merger, consolidation or acquisition shall be deemed to be one of the designated hospitals.

        12.    Termination

               12.1 In addition to termination pursuant to Section 11, Employee's employment hereunder may be terminated for "cause". "Cause" for purposes of this Agreement shall mean the following:

               (i) alcoholism or drug addition materially affecting Employee's performance, (ii) convictcomply within a periodving moral turpitude,
        (iii) failure to of ten business days with a reasonable directive of the chief executive or chief operating officer, or the Board of Directors of the Company relating to Employee's duties or Employee's performance and consistent with Employee's position, after written notice that such failure will be deemed to be "cause", to the extent such failure can be cured within such ten business days and if not so curable, fails to commence curing during said ten-day period, and diligently pursue the curing of same until cured, (iv) gross neglect or



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        gross misconduct of Employee in carrying out his duties under this
        Agreement, resulting, in either case, in material economic harm to the Company, unless Employee believed in good faith that such act or nonact was in the best interests of the Company and, (v) misappropriation of corporate assets or corporate opportunity or other act of dishonesty or breach of fiduciary obligation to the Company.

               12.2 In the event the Company terminates this Agreement and Employee's employment other than for "cause", and other than for death or disability, Employee shall be entitled, in addition to whatever other rights and remedies which may be available to him, to the following, subject to the applicable provisions of the Company's 1985 and 1994 Employee Stock Option Plans, the Company's 1992 Management Equity Incentive Plan and other applicable
Plans: (i) the right to exercise any stock option in full, whether or not then fully exercisable, for the remainder of the original term of such option, (ii) the balance of payments of Base Salary, to be paid at the times they would otherwise have become payable to Employee pursuant to the terms of this Agreement and (iii) a cash bonus payable for each remaining year of the term (or fraction of year if termination occurs during a particular year of the term and a bonus has not previously been paid to Employee for such year) in an amount equal to the most recently paid cash bonus paid to Employee. Additionally, any restrictions on shares of stock previously issued to Employee shall be deemed inoperative and of no further force and effect.

               12.3 Employee shall be deemed to have been terminated without cause if, without Employee's written consent, (i) he is not elected a Vice-President (or office of equal or greater rank) of the Company, (ii) his Base Salary is reduced, (iii) he is relocated in violation of Section 3.1 or
(iv) there has been a material diminution in the Employee's duties or the assignment to Employee of duties which are materially inconsistent with his duties or which materially impair





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the Employee's ability to function as President of Century Advertising and in charge of the Company's advertising, marketing and sales.

        13.    Vacation

               13.1 Employee shall be entitled to a vacation of four weeks duration in the aggregate during each year of the Term at times reasonably agreeable to both Employee and the Company, it being understood that any portion of such vacation not taken in such year shall not be available to be taken during any other year.

        14.    Insurance

               14.1 In addition to insurance referenced in Section 6.2, Employee agrees that the Company or any Subsidiary may apply for and secure and/or own and/or be the beneficiary of insurance on the Employee's life or disability insurance (in each instance in amounts determined by the Company), and Employee agrees to cooperate fully in the applying and securing of same, including, without limitation, the submission to various physical and other examinations and the answering of questions and furnishing of information as may be required by various insurance carriers. However, nothing contained herein shall require the Company to obtain any such life or disability insurance.

        15.    Miscellaneous

               15.1 The Company shall have the right to assign this Agreement and to delegate all duties and obligations hereunder to any successor, affiliated or parent company or to any person, firm or corporation which acquires the Company or substantially all of its assets, or with or into which the Company may consolidate or merge. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Company. Employee agrees that this Agreement is personal to him and may not be assigned by him.





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               15.2 This Agreement is being delivered in the State of
Connecticut and shall be construed and enforced in accordance with the laws of such State applicable to contracts made and fully to be performed therein, and without any reference to any rules of conflicts of laws.

               15.3 Except as may herein otherwise be provided, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed, first class postage prepaid, registered or certified mail, return receipt requested, or if sent by telecopier or overnight express delivery service, (a) to Employee at his address set forth on the first page hereof or at such other address as Employee may have notified the Company sent by registered or certified mail, return receipt requested, or if sent by telecopier or overnight express delivery service, or (b) if to the Company, at its address set forth on the first page hereof, attention: Chairman of the Board, or at such other address as the Company may have notified employee in writing sent by registered or certified mail, return receipt requested or by telecopier or overnight express delivery service, and with a copy to Leavy, Rosensweig & Hyman, 11 East 44th Street, New York, NY 10017 10036 (Attention: David Z. Rosensweig, Esqs.). Notice shall be deemed given (i) upon personal delivery, or (ii) on the second business day immediately succeeding the posting of same, prepaid, in the U.S. mail, (iii) on the date sent by telecopy if the addressee has compatible receiving equipment and provided the transmittal is made on a business day during the hours of 9:00 A.M. to 6:00 P.M. of the receiving party and if sent on other times, on the immediately succeeding business day, or (iv) on the first business day immediately succeeding delivery to the express overnight carrier for the next business day delivery.

               15.4 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute





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one and the same instrument. Each party shall deliver such further instruments and take such further action as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement. This Agreement represents the entire understanding of the parties with reference to the transaction set forth herein and neither this Agreement nor any provision thereof may be modified, discharged or terminated except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, discharge or termination is sought. Any waiver by either party of a breach of any provision of this Agreement must be in writing and no waiver of a particular breach shall operate as or be construed as a waiver of any subsequent breach thereof.

               15.5 "Subsidiaries" or "Subsidiary" shall include and mean any corporation, partnership or other entity 50% or more of the then issued and outstanding voting stock is owned directly or indirectly by the Company in the instance of a Corporation, and 50% or more of the interest in capital or in profits is owned directly or indirectly by the Company in the instance of a partnership and/or other entity, or any corporation, partnership, venture or other entity, the business of which is managed by the Company or any of its Subsidiaries.

        IN WITNESS WHEREOF, the parties hereto have executed and have caused this Agreement to be executed as of the day and year first above written.


                                            CENTURY COMMUNICATIONS CORP.



                                            By: /s/ BERNARD P. GALLAGHER
                                               ---------------------------------
                                               Its President



                                            By: /s/ FRANK TOW
                                               ---------------------------------
                                               FRANK TOW



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